Exhibit 99.2

Contact:

Jason D. Feldman

Vice President, Investor Relations

203-363-7329

www.craneco.com

Crane Company Completes Separation from Crane Holdings, Co.

To Celebrate Launch as Independent Company by Ringing Opening Bell® at the

New York Stock Exchange

Will Begin Trading as an Independent Company under the ticker “CR”

STAMFORD, CT, (April 3, 2023) – Crane Company (“Crane,” NYSE: CR), a manufacturer of highly engineered industrial products, today announced the completion of its separation from Crane Holdings, Co., and its launch as an independent, publicly traded company. Crane will begin trading on the New York Stock Exchange on April 4, 2023 under the ticker “CR.”

Crane’s President and CEO, Max Mitchell, said: “Today marks another important milestone in Crane’s history. For decades, we have delivered consistent and differentiated execution, strengthening our business through organic growth and value-creating acquisitions. Now that the separation is complete, Crane Company is a simpler and more focused business, better positioned to tailor investment and capital allocation strategies to its two strategic growth platforms and to attract an investor base fully aligned with its strong growth and financial profile.”

To celebrate the completion of the separation transaction and first day of trading as an independent publicly traded company, Mr. Mitchell and the Crane leadership team will ring the New York Stock Exchange’s Opening Bell® at 9:30 am ET on April 4, 2023.

About Crane Company

Crane Company is a manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers in the aerospace, defense and space, chemical and petrochemical, water and wastewater, pharmaceutical, and general industrial end markets. The Company is comprised of two strategic growth platforms, Aerospace & Electronics and Process Flow Technologies, as well as the Engineered Materials segment. Crane has approximately 7,000 employees in the Americas, Europe, the Middle East, Asia and Australia. For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s portfolio composition and its relationship with Crane NXT, Co. following the business separation; benefits and synergies of the separation transaction; strategic and competitive advantages of Crane; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the continuing effects from the COVID-19 pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, theft of personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies and Engineered Materials; the ability and willingness of Crane and Crane NXT, Co. to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the separation transaction.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2022 and the other documents Crane and its subsidiaries file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the information statement filed as an exhibit to Crane’s registration statement on Form 10. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

Source: Crane Company

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